Exhibit 21

SUBSIDIARIES OF SUMMIT MATERIALS, INC.

SUBSIDIARIES OF SUMMIT MATERIALS, LLC

(as of February 14, 2018)

Name	Jurisdiction of Incorporation or Organization
Alleyton Resource Company, LLC	Delaware
Alan Ritchey Materials Company, LLC	Oklahoma
Alleyton Services Company, LLC	Delaware
American Materials Company, LLC	North Carolina
Austin Materials, LLC	Delaware
B&B Resources, Inc.	Utah
Bourbon Limestone Company	Kentucky
Boxley Materials Company	Virginia
Broad River Crushed Stone, LLC	Georgia
Colorado County Sand & Gravel Co., LLC	Texas
Columbia Silica Sand, LLC	South Carolina
Columbia Aggregates, LLC	South Carolina
Con-Agg of MO, LLC	Missouri
Concrete Supply of Topeka, Inc.	Kansas
Continental Cement Company, LLC	Delaware
Cornejo & Sons, LLC	Kansas
Elam Construction, Inc.	Colorado
Georgia Stone Products, LLC	Georgia
Glasscock Company, Inc.	South Carolina
Glasscock Logistics Company, LLC	South Carolina
Green America Recycling, LLC	Missouri
Hamm, Inc.	Kansas
H.C. Rustin Corporation	Texas
Hinkle Contracting Company LLC	Kentucky
Industrial Asphalt, LLC	Texas
Kilgore Companies, LLC	Delaware
Kilgore Partners, L.P.	Utah
Laredo Paving, Inc.	Texas
LeGrand Johnson Construction Co.	Utah
Lewis & Lewis, Inc.	Wyoming
Mainland Sand & Gravel ULC	British Columbia
Mertens, LLC	Missouri
Mertens Construction Company, LLC	Missouri
Metro Ready Mix, LLC	Utah
McLanahan Crushed Stone, LLC	Georgia
Mid-Missouri Limestone, LLC	Missouri
Ohio Valley Asphalt, LLC	Kentucky
Osage, LLC	Missouri
N.R. Hamm Contractor, LLC	Kansas
N.R. Hamm Quarry, LLC	Kansas
Northwest Aggregates, Inc.	Colorado
Northwest Ready Mix, Inc.	Colorado
Peak Materials, LLC	Delaware
Pelican Asphalt Company, LLC	Texas
Penny’s Concrete and Ready Mix, LLC	Kansas
Price Construction, Ltd.	Texas
Razorback Concrete Company	Arkansas
R.D. Johnson Excavating Company, LLC	Kansas
RK Hall, LLC	Delaware
Ready Mix Concrete of Somerset, LLC	Kentucky

Name	Jurisdiction of Incorporation or Organization
SCS Materials, LLC	Texas
Sierra Ready Mix Limited Liability Company	Nevada
Stockman Properties, LLC	Missouri
Stockman Quarry, LLC	Missouri
Summit Materials Corporations I, Inc.	Delaware
Summit Materials Finance Corp.	Delaware
Summit Materials Holdings, LLC(1)	Delaware
Summit Finance Group, LLC	Delaware
Summit Materials Holdings L.P.(1)	Delaware
Summit Materials Intermediate Holdings, LLC(1)	Delaware
Summit Materials International, LLC	Delaware
Summit Materials, LLC(1)	Delaware
Troy Vines, Inc.	Texas

(1)Subsidiary of Summit Materials, Inc. but not of Summit Materials, LLC.